Exhibit 99.1

NEWS RELEASE

For Release:	Immediate

Contact:	Ted Detrick, Investor Relations – (215) 761-1414
Wendell Potter, Media Relations – (215) 761-4450

CIGNA REPORTS FIRST QUARTER 2008 RESULTS

o
Net income was $0.21 per share[1] in the quarter, which included losses from the Guaranteed Minimum Income Benefits (GMIB) business[2] of $0.69 per share[1], including the adoption of SFAS No. 157  of $0.46 per share[1,2], as well as a special item[3] charge of $0.09 per share[1] related to litigation matters.

o	Adjusted income from operations[4] in the quarter was $0.94 per share[1].

o	Medical membership increased by 2% relative to year end 2007.

o
The acquisition of Great-West Healthcare was completed on April 1, 2008.  The acquisition increases medical membership by approximately 1.4 million and is expected to contribute $40 to $50 million to CIGNA's HealthCare’s after-tax earnings in 2008, before financing costs of approximately $15 million after-tax in Corporate.

o	The company currently estimates 2008 earnings per share[1], on an adjusted income from operations[4,9] basis, to be in the range of $4.05 to $4.25.

PHILADELPHIA, May 1, 2008 -- CIGNA Corporation (NYSE: CI) today reported net income of $58 million, or $0.21 per share1, for the first quarter of 2008 compared with $289 million, or $0.98 per share1, for the same period last year. Net income for the first quarter 2008 included losses from the GMIB business2 of $195 million, or $0.69 per share1, of which $131 million, or $0.46 per share1,2 related to adoption of SFAS No. 157 and a special item3 after-tax charge of $24 million, or $0.09 per share1 related to litigation matters.

CIGNA's adjusted income from operations4 was $265 million, or $0.94 per share1, for the first quarter of 2008 versus $279 million, or $0.94 per share1, for the same period last year.

"Our quarterly results reflect both the challenging environment for our Health Care segment, as well as the continued strength of our Disability and Life and International businesses.  This diverse mix of business provides us with unique opportunities to grow profitably in today’s difficult market," said H. Edward Hanway, Chairman and Chief Executive Officer of CIGNA Corporation.  “While our Health Care results did not meet our expectations, we are taking actions to improve the profitability of the Health Care business over the balance of the year.  In addition, we are confident that the acquisition of Great-West Healthcare will further enhance our competitive position."

CONSOLIDATED HIGHLIGHTS

The following is a reconciliation of adjusted income from operations4 to net income (after-tax; dollars in millions, except per share amounts):

	Three months ended
	March 31,	March 31,	December 31,
	2008	2007	2007
Adjusted income from operations[4]	$265	$279	$294
Realized investment gains (losses), net of taxes	9	13	(14)
GMIB results[2], net of taxes	(195)	(15)	(17)
Special items[3], net of taxes	(24)	-	-
Income from continuing operations	$55	$277	$263
Income from discontinued operations[5]	3	12	-
Net income	$58	$289	$263
Adjusted income from operations[4], per share[1]	$0.94	$0.94	$1.04
Income from continuing operations, per share[1]	$0.19	$0.93	$0.93
Net income per share[1]	$0.21	$0.98	$0.93

•	Consolidated revenues were $4.6 billion for the first quarter of 2008 and $4.4 billion for the first quarter of 2007.

•	Health care medical claims payable[6] were approximately $780 million at March 31, 2008 and $715 million at December 31, 2007.

•	Cash and short term investments at the parent company were approximately $1.6 billion at March 31, 2008 and $885 million at December 31, 2007.

HIGHLIGHTS OF SEGMENT RESULTS

•	“Adjusted segment earnings (loss)” are adjusted income (loss) from operations[4], as applicable, for each segment (see Exhibit 2).

Health Care

•
This segment includes medical and specialty health care products and services provided on guaranteed cost, retrospectively experience-rated and service-only funding bases. Specialty health care includes behavioral, dental, disease management and pharmacy-related products and services.

Financial Results (dollars in millions, medical membership in thousands):

	First Qtr.	First Qtr.	Fourth Qtr.
	2008	2007	2007

Adjusted Segment Earnings, After-Tax	$138	$168	$170
Premiums and Fees	$2,704	$2,675	$2,650
Segment Margin, After-Tax[7]	4.4%	5.5%	5.6%
Aggregate Medical Membership	10,374	9,830	10,169

•
First quarter 2008 adjusted segment earnings included three unfavorable items totaling $15 million after-tax: a $7 million adjustment related to a non-medical account in run-out, a $4 million impact on the guaranteed cost business related to higher than expected upper respiratory inpatient claims, and $4 million related to integration costs associated with the Great-West Healthcare acquisition. Excluding these items, first quarter earnings reflect lower margins on the experience-rated medical products, as well as lower than expected medical membership from risk and experience-rated products.  The results also reflect strong contributions from our specialty businesses.

•	Premiums and fees increased by approximately 1% relative to first quarter 2007 reflecting rate increases and higher specialty premiums being mostly offset by a decline in guaranteed cost membership.

Disability and Life

•	This segment includes CIGNA’s group disability, life, and accident insurance operations that are managed separately from the health care business.

Financial Results (dollars in millions):

	First Qtr.	First Qtr.	Fourth Qtr.
	2008	2007	2007

Adjusted Segment Earnings, After-Tax	$68	$60	$57
Premiums and Fees	$631	$577	$607
Segment Margin, After-Tax[7]	9.4%	8.8%	8.1%

•
Adjusted segment earnings in the quarter were competitively strong reflecting attractive margins, revenue growth and continued strong disability management results. First quarter 2008 results included the after-tax favorable impact of $3 million related to reserve studies. Fourth quarter 2007 results included a $4 million after-tax charge related to a New York regulatory ruling.

International

•	This segment includes CIGNA’s life, accident and supplemental health insurance and expatriate benefits businesses operating in select international markets.

Financial Results (dollars in millions):

	First Qtr.	First Qtr.	Fourth Qtr.
	2008	2007	2007

Adjusted Segment Earnings, After-Tax	$52	$38	$45
Premiums and Fees	$472	$414	$496
Segment Margin, After-Tax[7]	10.5%	8.7%	8.6%

•	Adjusted segment earnings in the quarter reflect continued growth and competitively strong margins in both the life, accident, and supplemental health insurance and expatriate benefit businesses.

Other Segments

•	Adjusted segment earnings (losses) for CIGNA's remaining operations are presented below (after-tax, dollars in millions):

	First Qtr.	First Qtr.	Fourth Qtr.
	2008	2007	2007
Run-off Reinsurance[8]	$6	$16	$27
Other Operations	$22	$23	$24
Corporate	$(21)	$(26)	$(29)

Run-off Reinsurance results for the quarter reflect the favorable impact of settlement activity.

OUTLOOK

•	CIGNA currently estimates full year 2008 consolidated adjusted income from operations[4,9] to be in the range of $1.16 billion to $1.22 billion, or $4.05 to $4.25 per share[1].

•
CIGNA currently estimates full year 2008 adjusted income from operations[4,9] for the Health Care segment to be in the range of $735 million to $775 million. This estimate includes adjusted income from operations from the Great-West Healthcare acquisition.

•	CIGNA’s earnings and earnings per share[1] outlooks exclude the impacts of any future stock repurchase[10].

•	Full year 2008 medical membership is expected to grow organically by 2% to 2.5%. This estimate excludes the acquired Great-West Healthcare medical membership of approximately 1.4 million members.

•	Management will provide additional information about the 2008 earnings outlook on CIGNA's first quarter 2008 earnings call.

The foregoing statements represent management’s current estimate of CIGNA's 2008 consolidated and Health Care segment adjusted income from operations4,9 as of the date of this release. Actual results may differ materially depending on a number of factors, and investors are urged to read the Cautionary Statement included in this release for a description of those factors. Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Statistical Supplement are available on CIGNA’s website in the Investor Relations, Most Recent Disclosures section (http://www.cigna.com/about_us/investor_relations/recent_disclosures.html).  A link to the conference call, on which management will review first quarter 2008 results and discuss full year 2008 outlook, is available in the Investor Relations, Event Calendar section of CIGNA’s website (http://www.cigna.com/about_us/investor_relations/events.html).

Notes:

1.	Earnings per share (EPS) are on a diluted basis.

2.
Effective January 1, 2008, CIGNA adopted Statement of Financial Accounting Standards No. 157 (SFAS No. 157), entitled “Fair Value Measurements”, which clarifies the measurement of and expands disclosures regarding the fair valuing of certain assets and liabilities. At adoption of SFAS No. 157, there were no effects to CIGNA's measurements of fair values for financial instruments other than for assets and liabilities for reinsurance contracts covering GMIB. Accordingly, CIGNA recorded, in first quarter 2008, an after-tax charge of $131 million in the GMIB business related to adoption of SFAS No. 157. Although the implementation and prospective application of SFAS No. 157 has no economic impact on CIGNA, changes in interest rates, stock market volatility, and other factors may result in changes to the fair value assumptions, which could result in a material adverse or favorable impact on the Run-off Reinsurance segment and CIGNA's results of operations in 2008 and future periods.

3.	Special items included in net income and segment earnings (loss), but excluded from adjusted income (loss) from operations, adjusted segment earnings, and the calculation segment margins are:

First Quarter 2008
o	After-tax charge of $24 million related to litigation matters.

4.
CIGNA measures the financial results of its segments using Segment Earnings (Loss), which is defined as income (loss) from continuing operations before realized investment results. Adjusted income (loss) from operations is defined as segment earnings excluding special items (which are identified and quantified in Note 3) and beginning in 2008, also excludes results of CIGNA's GMIB business. Prior period results have been restated to conform to the new presentation. Adjusted income (loss) from operations is a measure of profitability used by CIGNA’s management because it presents the underlying results of operations of CIGNA’s businesses and permits analysis of trends in underlying revenue, expenses and net income.  This measure is not determined in accordance with generally accepted accounting principles (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measures, which are segment earnings (loss), income from continuing operations, and net income.  See Exhibit 2 for a reconciliation of adjusted income (loss) from operations to segment earnings (loss), income from continuing operations, and consolidated net income.

5.	The discontinued operations included in net income are:

First Quarter 2008
o	After-tax gain of $3 million primarily related to settlement of certain issues related to a past divesture.

First Quarter 2007
o	After-tax gain of $12 million associated with disposition of certain real-estate investments.

6.
Health care medical claims payable are presented net of reinsurance and other recoverables. The gross health care medical claims payable balance was $1.03 billion as of March 31, 2008 and $975 million as of December 31, 2007.

7.
Segment margins in this press release are calculated by dividing adjusted segment earnings by segment revenues. Segment margins including special items for Health Care were 3.7% for the three months ended March 31, 2008.

8.
Effective January 1, 2008, CIGNA changed its segment presentation to exclude results of the GMIB business from the Run-off Reinsurance segment. Prior period results have been restated to conform to the new segment presentation.

9.
Information is not available for management (1) to identify or reasonably estimate additional 2008 special items or (2) to reasonably estimate future realized investment gains (losses) or (3) to reasonably estimate future GMIB business results due in part to interest rate and stock market volatility and other internal and external factors; therefore it is not possible to provide a forward-looking reconciliation of adjusted income from operations to income from continuing operations.

10.
Repurchases may from time to time be made pursuant to written trading plans under Rule 10b5-1, which permit shares to be repurchased when CIGNA might otherwise be precluded from doing so under insider trading laws or because of self-imposed trading blackout periods.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

CIGNA and its representatives may from time to time make written and oral forward-looking statements, including statements contained in press releases, in CIGNA’s filings with the Securities and Exchange Commission, in its reports to shareholders and in meetings with analysts and investors.  Forward-looking statements may contain information about financial prospects, economic conditions, trends and other uncertainties.  These forward-looking statements are based on management’s beliefs and assumptions and on information available to management at the time the statements are or were made.  Forward-looking statements include but are not limited to the information concerning possible or assumed future business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, trends, and, in particular, CIGNA’s productivity initiatives, litigation and other legal matters, operational improvement in the health care operations, and the outlook for CIGNA’s full year 2008 results. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe”, “expect”, “plan”, “intend”, “anticipate”, “estimate”, “predict”, “potential”, “may”, “should” or similar expressions.

You should not place undue reliance on these forward-looking statements.  CIGNA cautions that actual results could differ materially from those that management expects, depending on the outcome of certain factors.  Some factors that could cause actual results to differ materially from the forward-looking statements include:

1.	increased medical costs that are higher than anticipated in establishing premium rates in CIGNA’s health care operations, including increased use and costs of medical services;
2.	increased medical, administrative, technology or other costs resulting from new legislative and regulatory requirements imposed on CIGNA’s employee benefits businesses;
3.
challenges and risks associated with implementing operational improvement initiatives and strategic actions in the health care operations, including those related to:  (i) offering products that meet emerging market needs, (ii) strengthening underwriting and pricing effectiveness, (iii) strengthening medical cost and medical membership results, (iv) delivering quality member and provider service using effective technology solutions, and (v) lowering administrative costs;

4.
risks associated with pending and potential state and federal class action lawsuits, purported securities class action lawsuits, disputes regarding reinsurance arrangements, other litigation and regulatory actions challenging CIGNA’s businesses and the outcome of pending government proceedings and federal tax audits;

5.	heightened competition, particularly price competition, which could reduce product margins and constrain growth in CIGNA’s businesses, primarily the health care business;
6.
risks associated with Company’s mail order pharmacy business which, among other things, includes any potential operational deficiencies or service issues as well as loss or suspension of state pharmacy licenses;

7.	significant changes in interest rates for a sustained period of time;
8.	downgrades in the financial strength ratings of CIGNA’s insurance subsidiaries, which could, among other things, adversely affect new sales and retention of current business;
9.
limitations on the ability of CIGNA’s insurance subsidiaries to dividend capital to the parent company as a result of downgrades in the subsidiaries’ financial strength ratings, changes in statutory reserve or capital requirements or other financial constraints;

10.
inability of the program adopted by CIGNA to substantially reduce equity market risks for reinsurance contracts that guarantee minimum death benefits under certain variable annuities (including possible market difficulties in entering into appropriate futures contracts and in matching such contracts to the underlying equity risk);

11.
adjustments to the reserve assumptions (including lapse, partial surrender, mortality, interest rates and volatility) used in estimating CIGNA’s liabilities for reinsurance contracts covering guaranteed minimum death benefits under certain variable annuities;

12.
adjustments to the assumptions (including annuity election rates and reinsurance recoverables) used in estimating CIGNA’s assets and liabilities for reinsurance contracts that guarantee minimum income benefits under certain variable annuities;

13.
significant stock market declines, which could, among other things, result in increased expenses for guaranteed minimum income benefit contracts and pension expenses for CIGNA’s pension plan in future periods as well as the recognition of additional pension obligations;

14.
unfavorable claims experience related to workers’ compensation and personal accident exposures of the run-off reinsurance business, including losses attributable to the inability to recover claims from retrocessionaires;

15.	significant deterioration in economic conditions, which could have an adverse effect on CIGNA’s operations and investments;

16.
changes in public policy and in the political environment, which could affect state and federal law, including legislative and regulatory proposals related to health care issues, which could increase cost and affect the market for CIGNA’s health care products and services; and amendments to income tax laws, which could affect the taxation of employer provided benefits, and pension legislation, which could increase pension cost;

17.
potential public health epidemics and bio-terrorist activity, which could, among other things, cause CIGNA’s covered medical and disability expenses, pharmacy costs and mortality experience to rise significantly, and cause operational disruption, depending on the severity of the event and number of individuals affected;

18.	risks associated with security or interruption of information systems, which could, among other things, cause operational disruption;
19.
challenges and risks associated with the successful management of CIGNA’s outsourcing projects or key vendors, including the agreement with IBM for provision of technology infrastructure and related services;

20.
the ability to successfully integrate and operate the businesses acquired from Great-West by, among other things, renewing insurance and administrative services contracts on competitive terms, retaining and growing membership, realizing revenue, expense and other synergies, successfully leveraging the information technology platform of the acquired businesses, and retaining key personnel; and

21.
the ability of CIGNA to execute its growth plans by successfully managing Great-West’s outsourcing arrangements and leveraging CIGNA’s capabilities and those of the business acquired from Great-West to further enhance the combined organization’s network access position, underwriting effectiveness, delivery of quality member and provider service, and increased penetration of its membership base with differentiated product offerings.

This list of important factors is not intended to be exhaustive.  Other sections of CIGNA’s most recent Annual Report on Form 10-K, including the “Risk Factors” section, the Cautionary Statement in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and other documents filed with the Securities and Exchange Commission include both expanded discussion of these factors and additional risk factors and uncertainties that could preclude CIGNA from realizing the forward-looking statements.  CIGNA does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Exhibit 1

CIGNA CORPORATION
COMPARATIVE SUMMARY OF FINANCIAL RESULTS
(Dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007

REVENUES

Premiums and fees	$3,851	$3,708
Net investment income	265	280
Mail order pharmacy revenues	296	271
Other revenues *	143	94
Realized investment gains (losses)	14	21

Total	$4,569	$4,374

ADJUSTED INCOME (LOSS) FROM OPERATIONS **

Health Care	$138	$168
Disability and Life	68	60
International	52	38
Run-off Reinsurance	6	16
Other Operations	22	23
Corporate	(21)	(26)

Total	$265	$279

NET INCOME

Segment Earnings (Loss)
Health Care	$114	$168
Disability and Life	68	60
International	52	38
Run-off Reinsurance	(189)	1
Other Operations	22	23
Corporate	(21)	(26)

Total	46	264
Realized investment gains (losses), net of taxes	9	13

Income from continuing operations	55	277
Income (loss) from discontinued operations	3	12

Net income	$58	$289

DILUTED EARNINGS PER SHARE ***:

Adjusted income from operations	$0.94	$0.94
Realized investment gains (losses), net of taxes	0.03	0.04
Results of guaranteed minimum income benefits business, after-tax	(0.69)	(0.05)
Special items, after-tax	(0.09)	-
Income from continuing operations	0.19	0.93
Income (loss) from discontinued operations	0.02	0.05

Net income	$0.21	$0.98
Weighted average shares (in thousands)	282,478	296,352

SHAREHOLDERS' EQUITY at March 31:	$4,814	$4,152

SHAREHOLDERS' EQUITY PER SHARE at March 31***:	$17.14	$14.43

* Includes  pre-tax results of $42 million gain for the first quarter of 2008, $7 million loss for the first quarter of 2007, $14 million gain for the fourth quarter of 2007 from futures contracts entered into as part of a program to manage equity risks in CIGNA's run-off reinsurance operations.  CIGNA recorded corresponding offsets in benefits and expenses to adjust liabilities for reinsured guaranteed minimum death benefit contracts.

** See Exhibit 2 for a detailed reconciliation of adjusted income (loss) from operations to segment earnings (loss) and consolidated income from continuing operations and consolidated net income presented in accordance with generally accepted accounting principles (GAAP).

*** In the second quarter of 2007, CIGNA completed a three-for-one stock split of CIGNA's common shares. All share and per share figures have been adjusted to reflect the stock split.

Exhibit 2

CIGNA Corporation
Supplemental Financial Information
Reconciliation of Adjusted Income from Operations to GAAP Net Income
(Dollars in millions, except per share amounts)

	Diluted
	Earnings						Disability
	Per Share *		Consolidated		Health Care		& Life		International
Three Months Ended March 31,	2008	2007	2008	2007	2008	2007	2008	2007	2008	2007

Adjusted income (loss) from operations **	$0.94	$0.94	$265	$279	$138	$168	$68	$60	$52	$38

Results of guaranteed minimum income benefits business, after-tax:
Charge on adoption of SFAS No. 157	(0.46)	-	(131)	-	-	-	-	-	-	-
Results of guaranteed minimum income benefits business, excluding charge on adoption of SFAS No. 157	(0.23)	(0.05)	(64)	(15)	-	-	-	-	-	-
Total	(0.69)	(0.05)	(195)	(15)	-	-	-	-	-	-

Special items, after-tax:
Charge associated with litigation matters	(0.09)	-	(24)	-	(24)	-	-	-	-	-

Segment earnings (loss) **	0.16	0.89	46	264	$114	$168	$68	$60	$52	$38
Realized investment gains (losses), net of taxes	0.03	0.04	9	13
Income from continuing operations ***	0.19	0.93	55	277
Income (loss) from discontinued operations	0.02	0.05	3	12
Net income ***	$0.21	$0.98	$58	$289

	Run-off		Other
	Reinsurance		Operations		Corporate
Three Months Ended March 31,	2008	2007	2008	2007	2008	2007

Adjusted income (loss) from operations **	$6	$16	$22	$23	$(21)	$(26)

Results of guaranteed minimum income benefits business, after-tax:
Charge on adoption of SFAS No. 157	(131)	-	-	-	-	-
Results of guaranteed minimum income benefits business, excluding charge on adoption of SFAS No. 157	(64)	(15)	-	-	-	-
Total	(195)	(15)	-	-	-	-

Special items, after-tax:
Charge associated with litigation matters	-	-	-	-	-	-

Segment earnings (loss) **	$(189)	$1	$22	$23	$(21)	$(26)

	Diluted
	Earnings			Disability		Run-off	Other
	Per Share *	Consolidated	Health Care	& Life	International	Reinsurance	Operations	Corporate
Three Months Ended December 31, 2007

Adjusted income (loss) from operations **	$1.04	$294	$170	$57	$45	$27	$24	$(29)

Results of guaranteed minimum income benefits business, after-tax	(0.06)	(17)	-	-	-	(17)	-	-

Segment earnings (loss) **	0.98	277	$170	$57	$45	$10	$24	$(29)
Realized investment gains (losses), net of taxes	(0.05)	(14)
Income from continuing operations ***	0.93	263
Income (loss) from discontinued operations	-	-
Net income ***	$0.93	$263

* All earnings per share figures have been adjusted to reflect the three-for-one stock split of CIGNA's common shares effective June 4, 2007.

** CIGNA measures the financial results of its segments using "segment earnings (loss)," which is defined as income (loss) from continuing operations before realized investment gains (losses).  Adjusted income (loss) from operations is defined as segment earnings excluding special items, and beginning in 2008, also excludes results of CIGNA's guaranteed minimum income benefit business.  Prior period results have been reclassified to conform to the new presentation.

*** Income from continuing operations and net income are presented in accordance with generally accepted accounting principles (GAAP).